Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.13 for the Quarter Ended December 31, 2017

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2018--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.13 on net income available to common shareholders of $1.5 million for the fiscal quarter ended December 31, 2017.

“We are pleased with our start to fiscal 2018. Our business philosophy is centered on customer service and reliability which enables us to compete in a challenging environment. We expect to continue to operate the enterprise with a view toward sustained capital expenditures. This investment is necessary to maintain and enhance our strong competitive position in light of current operating conditions,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “As a leader in the convenience distribution industry, AMCON is actively seeking acquisitions in the convenience distribution and foodservice industries that can benefit from our extensive platform of services.”

For the first fiscal quarter, the Wholesale Distribution Segment reported revenues of $309.2 million and operating income of $3.2 million. Our Retail Health Food Segment reported revenues of $6.3 million and an operating loss of $0.5 million.

“Foodservice category sales are growing industry wide. We are among the leaders in program development and strive to continue to enhance our capabilities in this category,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“We opened our second store in the Lakeland, Florida market early in fiscal 2018 which has been well received,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment. “We will continue to invest in brand reimaging, social media, new stores, store remodeling, and marketing as we seek to address the competitive challenges we face in the industry. Our Midwestern markets operate in a highly challenging environment.”

“We closed the December 31, 2017 quarter with shareholders’ equity of $70.5 million and consolidated debt of $15.6 million,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. Plummer added, “During the first fiscal quarter, the Company benefitted approximately $0.9 million from the implementation of the Tax Cuts and Jobs Act which was signed into law on December 22, 2017. This tax cut will facilitate our continued development in technology products for our internal and external customers in a rapidly changing environment. In addition, we have a commitment to investing in our facilities and transportation equipment to serve our long term strategic initiatives in foodservice. We continue to actively manage our working capital and liquidity which affords us the ability to invest in our businesses for the long-term which benefits our customers.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2017 and September 30, 2017

	December	September
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash	$570,560	$523,065
Accounts receivable, less allowance for doubtful accounts of $0.8 million at both December 2017 and September 2017	30,511,104	30,690,403
Inventories, net	49,699,948	72,909,996
Prepaid and other current assets	7,982,638	4,218,811
Total current assets	88,764,250	108,342,275

Property and equipment, net	13,014,903	13,307,986
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,461,811	3,494,311
Other assets	323,643	310,488
Total assets	$111,914,434	$131,804,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,022,223	$17,631,552
Accrued expenses	6,735,349	7,553,089
Accrued wages, salaries and bonuses	1,555,176	3,477,966
Income taxes payable	657,095	544,069
Current maturities of long-term debt	376,478	373,645
Total current liabilities	24,346,321	29,580,321

Credit facility	12,638,221	29,037,182
Deferred income tax liability, net	1,854,151	2,336,263
Long-term debt, less current maturities	2,552,935	2,648,179
Other long-term liabilities	35,089	34,100

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 690,486 shares outstanding at December 2017 and 678,006 shares outstanding at September 2017	8,441	8,314
Additional paid-in capital	22,009,620	20,825,919
Retained earnings	62,086,133	60,935,911
Treasury stock at cost	(13,616,477)	(13,601,302)
Total shareholders’ equity	70,487,717	68,168,842
Total liabilities and shareholders' equity	$111,914,434	$131,804,887

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2017 and 2016

	For the three months ended December
	2017	2016
Sales (including excise taxes of $88.6 million and $91.0 million, respectively)	$315,513,209	$310,104,229
Cost of sales	297,321,447	291,788,243
Gross profit	18,191,762	18,315,986
Selling, general and administrative expenses	16,353,608	15,698,319
Depreciation and amortization	531,005	526,433
	16,884,613	16,224,752
Operating income	1,307,149	2,091,234

Other expense (income):
Interest expense	202,191	217,543
Other (income), net	(5,133)	(5,773)
	197,058	211,770
Income from operations before income tax expense	1,110,091	1,879,464
Income tax expense (benefit)	(370,000)	833,000
Net income available to common shareholders	$1,480,091	$1,046,464

Basic earnings per share available to common shareholders	$2.15	$1.54
Diluted earnings per share available to common shareholders	$2.13	$1.52

Basic weighted average shares outstanding	687,679	681,668
Diluted weighted average shares outstanding	695,950	688,676

Dividends declared and paid per common share	$0.18	$0.18

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2017 and 2016

	December	December
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,480,091	$1,046,464
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	498,505	460,183
Amortization	32,500	66,250
Gain on sale of property and equipment	(300)	(23,559)
Equity-based compensation	334,256	459,278
Deferred income taxes	(482,112)	406,972
Provision (recovery) for losses on doubtful accounts	(3,000)	183
Provision for losses on inventory obsolescence	30,660	58,776
Other	989	319
Changes in assets and liabilities:
Accounts receivable	182,299	3,605,673
Inventories	23,179,388	(1,385,731)
Prepaid and other current assets	(3,763,827)	1,969,853
Other assets	(13,155)	24,074
Accounts payable	(2,523,433)	(2,179,939)
Accrued expenses and accrued wages, salaries and bonuses	(2,011,951)	(2,370,918)
Income taxes payable	113,026	28,134
Net cash flows from operating activities	17,053,936	2,166,012

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(291,318)	(400,778)
Proceeds from sales of property and equipment	300	31,478
Net cash flows from investing activities	(291,018)	(369,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	305,522,554	319,265,456
Repayments under revolving credit facility	(321,921,515)	(319,998,237)
Principal payments on long-term debt	(92,411)	(89,662)
Repurchase of common stock	(15,175)	(1,038,060)
Dividends on common stock	(129,026)	(127,713)
Withholdings on the exercise of equity-based awards	(79,850)	(82,456)
Net cash flows from financing activities	(16,715,423)	(2,070,672)
Net change in cash	47,495	(273,960)
Cash, beginning of period	523,065	605,380
Cash, end of period	$570,560	$331,420

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$199,423	$223,802
Cash paid during the period for income taxes	—	397,894

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	15,465	2,128
Dividends declared, not paid	200,843	194,173
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,183,091	1,262,763

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727